EX. 99(N)(1)

September 12, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 3, 2011 on our review of interim financial information of Apollo Investment Corporation (the "Company") for the three month period ended June 30, 2011 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2011 is included in its Registration Statement on Form N-2, dated September 12, 2011.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP